SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2004
Date of Report (date of earliest event reported)

METRIC PARTNERS GROWTH SUITE INVESTORS, L.P.

a California Limited Partnership
(Exact name of registrant as specified in its charter)

California	0-17660	94-3050708

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One California Street, Suite 1400, San Francisco, California 94111
(Address of principal executive offices)

(415) 678-2000
(Registrant’s telephone number, including area code)

Item 5.	Other Events

     On June 30, 2004, the Court of Appeals of Tennessee (the “Court of Appeals”) ruled in favor of Metric Partners Growth Suite Investors, L.P., a California Limited Partnership (the “Partnership”) with respect to the claims asserted by plaintiffs (the “Plaintiffs”) in Orlando Residence Ltd. vs. 2300 Elm Hill Pike, Inc. and Nashville Lodging Company vs. Metric Partners Growth Suite Investors, L.P. This case was being heard on appeal from the Chancery Court for Davidson County, in Nashville, Tennessee (the “Chancery Court”). The appeal concerned a judgment by the Chancery Court that the Partnership had breached a settlement agreement between an affiliate of the Plaintiffs and the Partnership requiring the Partnership to purchase certain land in Nashville, Tennessee, but that the Plaintiffs were entitled to no damages. The Court of Appeals affirmed the decision of the Chancery Court in all respects. Thus, the judgment that the Plaintiffs are entitled to receive no damages from the Partnership has been affirmed. The Plaintiffs may seek a rehearing before the Court of Appeals or a hearing before the Tennessee Supreme Court.

     For a more complete description of this complex litigation, please see the Partnership’s filings with the Securities Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 9, 2004	METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California Limited Partnership

	By:	Metric Realty, an Illinois general partnership, Its Managing General Partner

		By:	SSR Realty Advisors, Inc., a Delaware corporation, Its Managing Partner

/s/ Herman H. Howerton Managing Director, General Counsel of SSR Realty Advisors, Inc.